Exhibit 10.1

EXECUTION VERSION

TERM LOAN CREDIT AGREEMENT

by and among

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Administrative Agent,

THE LENDERS THAT ARE PARTIES HERETO

as the Lenders,

and

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

as Borrower

Dated as of April 15, 2016

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(continued)

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(continued)

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(continued)

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(continued)

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(continued)

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EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit C-1	Form of Compliance Certificate
Exhibit P-1	Form of Perfection Certificate
Schedule A-1	Administrative Agent’s Account
Schedule A-2	Authorized Persons
Schedule C-1	Commitments
Schedule D-1	Designated Account
Schedule E-1	List of Certificated Equipment Unperfected on the Closing Date
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 3.6	Post-Closing Items
Schedule 4.1(b)	Capitalization of Borrower
Schedule 4.1(c)	Capitalization of Borrower’s Subsidiaries
Schedule 4.1(d)	Subscriptions, Options, Warrants, Calls
Schedule 4.6	Litigation
Schedule 4.11	Environmental Matters
Schedule 4.14	Permitted Indebtedness
Schedule 4.20	Material Contracts
Schedule 4.24	Location of Equipment
Schedule 5.14	List of Chief Executive Offices
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 6.5	Nature of Business

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TERM LOAN CREDIT AGREEMENT

THIS TERM LOAN CREDIT AGREEMENT (this “Agreement”), is entered into as of April 15, 2016, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WILMINGTON SAVINGS FUND SOCIETY, FSB, as administrative agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), and NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation (“Borrower”).

WHEREAS, Borrower has requested that the Lenders provide a term loan credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS AND CONSTRUCTION.

1.1. Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Borrower notifies Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Administrative Agent and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrower after such Accounting Change conform as nearly as possible to their respective positions prior to giving effect to such Accounting Change and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit.

1.3. Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4. Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the payment or repayment in full in immediately available funds of all other outstanding Obligations other than unasserted contingent indemnification Obligations, and (c) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5. Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in Atlanta, Georgia on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided that, with respect to a computation of fees or interest payable to Administrative Agent or any Lender, such period shall in any event consist of at least one full day.

1.6. Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.	LOANS AND TERMS OF PAYMENT.

2.1. Term Loan.

(a) Subject to the terms and conditions of this Agreement, each Term Lender agrees (severally, not jointly or jointly and severally) to make a simultaneous loan or loans (“Term Loans”) to Borrower on the Closing Date in an amount not to exceed such Lender’s Term Commitment.

(b) Amounts borrowed pursuant to this Section 2.1 may be repaid subject to the terms and conditions of this Agreement, but once repaid may not be reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Term Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

2.2. [Intentionally Omitted].

2.3. Borrowing Procedures.

(a) Procedure for Borrowing Term Loans. The Borrowing described in Section 2.1(a) shall be made by a written request by an Authorized Person delivered to Administrative Agent and received by Administrative Agent no later than 10:00 a.m. on the Business Day that is 1 Business Day prior to the requested Funding Date, specifying (A) the amount of such Borrowing, and (B) the requested Funding Date (which shall be a Business Day); provided, that Administrative Agent may, in its sole discretion, elect to accept as timely requests that are received later than 10:00 a.m. on the applicable Business Day. At Administrative Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Administrative Agent telephonic notice of such request by the required time. In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(b) [Intentionally Omitted].

(c) Making of Term Loans.

(i) After receipt of a request for a Borrowing pursuant to Section 2.3(a), Administrative Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent by 1:00 p.m. on the Business Day that is 1 Business Day prior to the requested Funding Date. If Administrative Agent has notified the Lenders of a requested Borrowing on the Business Day that is 1 Business Day prior to the Funding Date, then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Administrative Agent in immediately available funds, to Administrative Agent’s Account, not later than 10:00 a.m. on the Business Day that is the requested Funding Date. After Administrative Agent’s receipt of the proceeds of such Term Loans from the Lenders, Administrative Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Administrative Agent to the Designated Account; provided, that, subject to the provisions of Section 2.3(d)(ii), no Lender shall have an obligation to make any Term Loan if one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived.

(ii) Unless Administrative Agent receives notice from a Lender prior to 9:30 a.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Administrative Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Administrative Agent for the account of Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, Administrative Agent may assume that each Lender has made or will make such amount available to Administrative Agent in immediately available funds on the Funding Date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower a corresponding amount. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Administrative Agent in immediately available funds and if Administrative Agent has made available to Borrower such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Administrative Agent in immediately available funds, to Administrative Agent’s Account, no later than 10:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Administrative Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to Administrative Agent in immediately available funds as and when required hereby and if Administrative Agent has made available to Borrower such amount, then that Lender shall be obligated to immediately remit such amount to Administrative Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by Administrative Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to Administrative Agent, then such payment to Administrative Agent shall constitute such Lender’s Term Loan for all purposes of this Agreement. If such amount is not made available to Administrative Agent on the Business Day following the Funding Date, Administrative Agent will notify Borrower of such failure to fund and, upon demand by Administrative Agent, Borrower shall pay such amount to Administrative Agent for Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Term Loans composing such Borrowing.

(d) [Intentionally Omitted].

(e) [Intentionally Omitted].

(f) Notation. Administrative Agent, as a non-fiduciary agent for Borrower, shall maintain a register showing the principal amount of the Term Loans owing to each Lender, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(g) Defaulting Lenders.

(i) Notwithstanding the provisions of Section 2.4(b)(ii), Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Administrative Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Administrative Agent shall transfer any such payments (A) first, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Term Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (B) second, in Administrative Agent’s sole discretion, to a suspense account maintained by Administrative Agent, the proceeds of which shall be retained by Administrative Agent and may be made available to be re-advanced to or for the benefit of Borrower (upon the request of Borrower and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Term Loans (or other funding obligations) hereunder, and (C) third, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (G) of Section 2.4(b)(ii). Subject to the foregoing, Administrative Agent may hold and, in its discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Administrative Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii). The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Administrative Agent and Borrower shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Administrative Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Administrative Agent, provides adequate assurance of its ability to perform its future obligations hereunder. The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Administrative Agent or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower, at its option, upon written notice to Administrative Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Administrative Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations; provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.

(h) Independent Obligations. The Term Loans shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4. Payments; Reductions of Commitments; Prepayments.

(a) Payments by Borrower.

(i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Administrative Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 1:30 p.m. on the date specified herein. Any payment received by Administrative Agent later than 1:30 p.m. shall be deemed to have been received (unless Administrative Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii) Unless Administrative Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Administrative Agent may assume that Borrower has made (or will make) such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Administrative Agent on the date when due, each Lender severally shall repay to Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b) Apportionment and Application.

(i) So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Administrative Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Administrative Agent shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. Subject to Section 2.4(b)(iv) and Section 2.4(e), all payments to be made hereunder by Borrower shall be remitted to Administrative Agent and all such payments, and all proceeds of Collateral received by Administrative Agent (unless required to be applied to the Revolving Credit Agreement Obligations pursuant to the Pari Passu Intercreditor Agreement), shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Term Loans outstanding and, thereafter, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(ii) At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to

Administrative Agent and all proceeds of Collateral received by Administrative Agent or Collateral Agent shall be applied as follows:

(A) first, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any Agent under the Loan Documents, until paid in full,

(B) second, ratably, to pay any fees or premiums then due to any Agent under the Loan Documents until paid in full,

(C) third, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(D) fourth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(E) fifth, ratably, to pay interest accrued in respect of the Term Loans until paid in full,

(F) sixth, ratably, to pay the principal of all Term Loans until paid in full,

(G) seventh, to pay any other Obligations other than Obligations owed to Defaulting Lenders,

(H) eighth, ratably to pay any Obligations owed to Defaulting Lenders; and

(I) ninth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii) Administrative Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

(iv) In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrower to Administrative Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(v) For purposes of Section 2.4(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

(c) Termination of Term Commitments. The Term Commitments shall be automatically and permanently terminated on the date of the Borrowing of Term Loans under Section 2.1(a).

(d) Optional Prepayments. After January 1, 2018 (or earlier, if the Discharge of Revolving Credit Agreement Obligations has occurred), Borrower may prepay the principal of any Term Loan at any time in whole or in part, without premium or penalty, if the Availability Conditions have been satisfied.

(e) Mandatory Prepayments.

(i) [Intentionally Omitted].

(ii) Dispositions. Subject to Section 2.4(f)(ii), within 3 Business Days of the date of receipt (or if an Activation Instruction (as defined in the Guaranty and Security Agreement) is in effect concurrently with receipt) by Borrower or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by Borrower or any of its Subsidiaries of assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (b), (c), (d), (e), (j), (k), (l), (m), or (n) of the definition of Permitted Dispositions), Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided that, except with respect to a sale or disposition permitted under clause (p) of the definition of Permitted Dispositions, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) Borrower shall have given Administrative Agent prior written notice of Borrower’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Borrower or its Subsidiaries, (C) the monies are held in a Deposit Account in which Collateral Agent has a perfected first-priority security interest, and (D) Borrower or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within 180 days after the initial receipt of such monies, then the Loan Party whose assets were the subject of such disposition shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of such Loan Party unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the Deposit Account referred to in clause (C) above shall be paid to Administrative Agent and applied in accordance with Section 2.4(f)(i). Nothing contained in this Section 2.4(e)(ii) shall permit Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.

(iii) Extraordinary Receipts. Subject to Section 2.4(f)(ii), within 3 Business Days of the date of receipt (or if an Activation Instruction (as defined in the Guaranty and Security Agreement) is in effect concurrently with receipt) by Borrower or any of its Subsidiaries of any Extraordinary Receipts, Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

(iv) Indebtedness. Subject to Section 2.4(f)(ii), within 3 Business Days of the date of incurrence (or if an Activation Instruction (as defined in the Guaranty and Security Agreement) is in effect concurrently with incurrence) by Borrower or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such incurrence. The provisions of this Section 2.4(e)(iv) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms of this Agreement.

(v) Equity. Subject to Section 2.4(f)(ii), within 3 Business Days of the date of the issuance (or if an Activation Instruction (as defined in the Guaranty and Security Agreement) is in effect concurrently with issuance) by Borrower or any of its Subsidiaries of any Equity Interests (other than (A) in the event that Borrower or any of its Subsidiaries forms any Subsidiary in accordance with the terms hereof, the issuance by such Subsidiary of Equity Interests to Borrower or such Subsidiary, as applicable, (B) the issuance of Equity Interests by Borrower to any Person that is an equity holder of Borrower prior to such issuance (a “Subject Holder”) so long as such Subject Holder did not acquire any Equity Interest of Borrower so as to become a Subject Holder concurrently with, or in contemplation of, the issuance of such Equity Interests to such Subject Holder, (C) the issuance of Equity Interests of Borrower to directors, officers, employees and consultants of Borrower and its Subsidiaries pursuant to stock option plans (or other incentive plans or other compensation arrangements) approved by the Board of Directors, (D) the issuance of Equity Interests of Borrower in order to finance the purchase consideration (or a portion thereof) in connection with a Permitted Acquisition, Acquisition consummated prior to the Closing Date or Capital Expenditures, (E) the issuance of Equity Interests in connection with the Rights Offering and (F) the issuance of Equity Interests by a Subsidiary of Borrower to its parent or member in connection with the contribution by such parent or member to such Subsidiary of the proceeds of an issuance described in clauses (A) – (E) above), Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such issuance.

(vi) Excess Cash Flow.

(A) Prior to the Discharge of the Revolving Credit Obligations. If, prior to the Discharge of the Revolving Credit Obligations, there shall be Excess Cash Flow for any fiscal year of Borrower commencing with the fiscal year ending on or about December 31, 2017, then (x) on the tenth Business Day after financial statements have been (or, if earlier, were required to be) delivered for such fiscal year of Borrower pursuant to Section 6.1 (such Business Day, the “Initial ECF Application Date”), Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to the lesser of (such lesser amount, a “Permissible ECF Application Amount”) (I) such amount of Excess Cash Flow that both before and immediately after the application thereof to the Obligations, the Availability Conditions are satisfied and (II) 100% of the Excess Cash

Flow for such prior fiscal year and (y) to the extent the Permissible ECF Application Amount paid on the Initial ECF Application Date is less than 100% of the Excess Cash Flow for such prior year, on the tenth Business Day after financial statements have been (or, if earlier, were required to be) delivered pursuant to Section 6.1 for each fiscal quarter of Borrower following the Initial ECF Application Date, Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to then Permissible ECF Application Amount until such time as the aggregate of all Permissible ECF Application Amounts paid by Borrower pursuant to this Section 2.4(e)(vi)(A) reaches 100% of the Excess Cash Flow for such prior fiscal year.

(B) After the Discharge of the Revolving Credit Obligations. If there shall be Excess Cash Flow for any fiscal year of Borrower ending immediately after the Discharge of the Revolving Credit Obligations, then on the tenth Business Day after financial statements have been (or, if earlier, were required to be) delivered for such fiscal year of Borrower pursuant to Section 6.1, Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of the Excess Cash Flow for such prior fiscal year.

(f) Application of Payments.

(i) Each prepayment pursuant to Section 2.4(e) shall (A) so long as no Application Event shall have occurred and be continuing, be applied, first to the outstanding principal amount of the Term Loans until paid in full, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii).

(ii) Notwithstanding anything to the contrary herein, Borrower shall have no obligations under, and no payments shall be required or made pursuant to, Section 2.4(e) (other than Section 2.4(e)(vi)) except to the extent that either (A) as of the due date of such prepayment (x) the Discharge of Revolving Credit Agreement Obligations shall have occurred or (y) no Loans are outstanding under the Revolving Credit Agreement and a Prepayment Block (as defined in the Revolving Credit Agreement as in effect on the date hereof or as amended, supplemented or modified from time to time so long as such amendment, supplement or modification does not result in the reduction of the payments or prepayments of the Term Loans permitted hereunder) with respect to such prepayment is established pursuant to the Revolving Credit Agreement, (B) no mandatory prepayment is required under the Revolving Credit Agreement in connection with the event giving rise to such prepayment or (C) a mandatory prepayment has been waived by the “Lenders” under and as defined in the Revolving Credit Agreement.

2.5. Promise to Pay.

(a) Borrower agrees to pay the Lender Group Expenses on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred or (ii) the date on which demand therefor is made by Administrative Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii)). Borrower promises to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations become due and payable pursuant to the terms of this Agreement. Borrower agrees that its obligations contained in the first sentence of this Section 2.5 shall survive payment or satisfaction in full of all other Obligations.

(b) Any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes. In such event, Borrower shall execute and deliver to such Lender the requested promissory notes payable to the order of such Lender in a form furnished by Administrative Agent and reasonably satisfactory to Borrower. Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.

2.6. Interest Rate: Rates, Payments, and Calculations.

(a) Interest Rates. Except as provided in Section 2.6(c), all Loans, and Obligations that have been charged to the Loan Account pursuant to the terms hereof, shall bear interest at a per annum rate equal to 13.00%.

(b) [Intentionally Omitted].

(c) Default Rate. Upon the occurrence and during the continuation of a Default arising under Section 8.1 or any Event of Default and at the election of Administrative Agent or the Required Lenders, all Loans, and Obligations that have been charged to the Loan Account pursuant to the terms hereof, shall bear interest at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable thereunder.

(d) Payment. Except to the extent provided to the contrary in Section 2.10, (i) all interest shall be capitalized and added to the principal amount of the Term Loans monthly, in arrears, and shall be charged to the Loan Account on the first day of each month, (ii) all fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each month and (iii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable on the earlier of (x) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred or (y) the date on which demand therefor is made by Administrative Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)). Borrower hereby authorizes Administrative Agent, from time to time without prior notice to Borrower, to charge to the Loan Account (A) on the first day of each month, all interest accrued during the prior month on the Term Loans hereunder, (B) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a), (C) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (D) as and when incurred or accrued, all other Lender Group Expenses, and (E) as and when due and payable, all other payment obligations payable under any Loan Document. All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document) charged to the Loan Account shall thereupon constitute Obligations hereunder, and shall accrue interest at the rate applicable to Term Loans.

(e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue.

(f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7. Crediting Payments. The receipt of any payment item by Administrative Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Administrative Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Administrative Agent only if it is received into Administrative Agent’s Account on a Business Day on or before 1:30 p.m. If any payment item is received into Administrative Agent’s Account on a non-Business Day or after 1:30 p.m. on a Business Day (unless Administrative Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Administrative Agent as of the opening of business on the immediately following Business Day.

2.8. Designated Account. Administrative Agent is authorized to make the Term Loans based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Term Loans requested by Borrower and made by Administrative Agent or the Lenders hereunder. Unless otherwise agreed by Administrative Agent and Borrower, any Term Loan requested by Borrower and made by Administrative Agent or the Lenders hereunder shall be made to the Designated Account.

2.9. Maintenance of Loan Account; Statements of Obligations. Administrative Agent shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with all Term Loans made by Administrative Agent or the Lenders to Borrower or for Borrower’s account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Administrative Agent from Borrower or for Borrower’s account. Administrative Agent shall make available to Borrower monthly statements regarding the Loan Account, including the principal amount of the Term Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after Administrative Agent first makes such a statement available to Borrower, Borrower shall deliver to Administrative Agent written objection thereto describing the error or errors contained in such statement.

2.10. Fees. Borrower shall pay to Administrative Agent, for the account of Administrative Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

2.11. [Intentionally Omitted].

2.12. [Intentionally Omitted].

2.13. Capital Requirements.

(a) If, after the date hereof, any Lender determines that (i) any Change in Law regarding capital or reserve requirements for banks or bank holding companies, (ii) any Change in Law relating to Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto or (iii) compliance by such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s, or such holding companies’ capital as a consequence of such Lender’s commitments, Loans, participations or other obligations hereunder to a level below that which such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Administrative Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies Borrower of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests additional or increased costs referred to in Section 2.13(a) (such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.13(a) and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrower’s obligation to pay any future amounts to such Affected Lender pursuant to Section 2.13(a), then Borrower (without prejudice to any amounts then due to such

Affected Lender under Section 2.13(a)) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.13(a), may substitute a Lender, in each case, reasonably acceptable to Administrative Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement.

(c) Notwithstanding anything herein to the contrary, the protection of Section 2.13 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

3.	CONDITIONS; TERM OF AGREEMENT.

3.1. Conditions Precedent to the Effectiveness of this Agreement. The effectiveness is subject to the fulfillment, to the satisfaction of Administrative Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1.

3.2. Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make the Term Loans hereunder at any time shall be subject to the following conditions precedent:

(a) the representations and warranties of Borrower or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

3.3. Maturity. This Agreement shall continue in full force and effect for a term ending on the Maturity Date.

3.4. Effect of Maturity. On the Maturity Date, all of the Obligations immediately shall become due and payable without notice or demand and Borrower shall be required to repay all of the Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Collateral Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, each Agent will, at Borrower’s sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Collateral Agent’s Liens and all notices of security interests and liens previously filed by Collateral Agent.

3.5. Early Termination by Borrower. Subject to any prepayment or other fees payable by Borrower or any Loan Party in any Loan Document, on or after January 1, 2018 (or earlier, if the Discharge of Revolving Credit Agreement Obligations has occurred), Borrower has the option, at any time upon no less than 10 Business Days prior written notice to Administrative Agent, to terminate this Agreement by repaying to Administrative Agent all of the Obligations in full if the Availability Conditions have been satisfied. The foregoing notwithstanding, (a) Borrower may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrower may extend the date of termination at any time with the consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed).

3.6. Conditions Subsequent. The failure by Borrower to so perform or cause to be performed the conditions subsequent set forth on Schedule 3.6 as and when required by the terms thereof shall constitute an Event of Default.

4.	REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of the Term Loans made thereafter, as though made on and as of the date of such Term Loans (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1. Due Organization and Qualification; Subsidiaries.

(a) Each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b) Set forth on Schedule 4.1(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate description of the authorized Equity Interests of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Except as may be required under Borrower’s equity incentive and compensation plans or agreements (which plans and agreements are subject to the restrictions set forth in Section 6.7), Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.

(c) Set forth on Schedule 4.1(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d) Except as set forth on Schedule 4.1(d), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower’s or its Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument.

4.2. Due Authorization; No Conflict.

(a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

4.3. Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to an Agent for filing or recordation, as of the Closing Date.

4.4. Binding Obligations; Perfected Liens.

(a) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) Collateral Agent’s Liens are validly created, perfected (other than (i) money, (ii) letter-of-credit rights (other than supporting obligations), (iii) commercial tort claims (other than those that, by the terms of the Guaranty and Security Agreement, are required to be perfected), and (iv) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 7(k)(iv) of the Guaranty and Security Agreement), and first priority Liens, subject only to Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases.

4.5. Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens.

4.6. Litigation.

(a) There are no actions, suits, or proceedings pending or, to the knowledge of Borrower, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(b) Schedule 4.6(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $3,500,000 that, as of the Closing Date, is pending or, to the knowledge of Borrower, after due inquiry, threatened against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.

4.7. Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.8. No Material Adverse Effect. All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrower to Administrative Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, 2015, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties and their Subsidiaries.

4.9. Solvency.

(a) Each Loan Party is Solvent.

(b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.10. Employee Benefits. No Loan Party, none of its Subsidiaries, nor any of their respective ERISA Affiliates maintains or contributes to any Benefit Plan.

4.11. Environmental Condition. Except as set forth on Schedule 4.11, (a) to Borrower’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrower’s knowledge, after due inquiry, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.12. Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to any Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to any Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The liquidity forecast delivered to Administrative Agent on March 7, 2016 represents, and as of the date on which any Projections are delivered to Administrative Agent, such Projections represent, Borrower’s good faith estimate, on the date of delivery thereof, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrower to be reasonable at the time of the delivery thereof to Administrative Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrower’s good faith estimate, projections or forecasts based on methods and assumptions which Borrower believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).

4.13. Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.14. Indebtedness. Set forth on Schedule 4.14 is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

4.15. Payment of Taxes. Except as otherwise permitted under Section 5.5, all tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable. Borrower knows of no proposed tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.16. Margin Stock. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrower will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

4.17. Governmental Regulation. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18. OFAC. No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.19. Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of Borrower, threatened against Borrower or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against Borrower or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against Borrower or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of Borrower, after due inquiry, no union representation question existing with respect to the employees of Borrower or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of Borrower or its Subsidiaries. None of Borrower or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of Borrower or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from Borrower or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrower, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.20. Material Contracts. Set forth on Schedule 4.20 is a list of the Material Contracts as of the Closing Date.

4.21. Leases. Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Subsidiaries exists under any of them.

4.22. [Intentionally Omitted].

4.23. [Intentionally Omitted].

4.24. Location of Equipment. The Equipment of Borrower and its Subsidiaries is not stored with a bailee, warehouseman, or similar party and is located only at, or in-transit between, the locations identified on Schedule 4.24 (as such Schedule may be updated pursuant to Section 5.14).

4.25. [Intentionally Omitted].

4.26. Immaterial Subsidiaries. No Immaterial Subsidiary (a) owns any assets (other than assets of a de minimis nature), (b) has any liabilities (other than liabilities of a de minimis nature), or (c) engages in any business activity.

4.27. Other Documents. Borrower has delivered to Administrative Agent complete and correct copies of the Bond Documents, the 2016 Bond Documents and the Revolving Credit Agreement Documents, in each case including all schedules and exhibits thereto. The execution, delivery and performance of each of the Bond Documents, the 2016 Bond Documents and the Revolving Credit Agreement Documents has been duly authorized by all necessary action on the part of each Loan Party who is a party thereto.

5.	AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

5.1. Financial Statements, Reports, Certificates. Borrower (a) will deliver to Administrative Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein, (b) agrees that no Subsidiary of a Loan Party will have a fiscal year different from that of Borrower, (c) agrees to maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and (d) agrees that it will, and will cause each other Loan Party to, (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries’ sales, and (ii) maintain its billing systems and practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Administrative Agent.

5.2. [Intentionally Omitted].

5.3. Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

5.4. Maintenance of Properties. Borrower will, and will cause each of its Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted.

5.5. Taxes. Borrower will, and will cause each of its Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all material governmental assessments and taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, except to the extent that the validity of such governmental assessment or tax is the subject of a Permitted Protest.

5.6. Insurance. Borrower will, and will cause each of its Subsidiaries to, at Borrower’s expense, (a) maintain insurance respecting each of Borrower’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located and (b) with respect to all Real Property Collateral located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, maintain flood insurance with respect to such Real Property Collateral (including any personal property which is located thereon) in an amount satisfactory to the Required Lenders. All such policies of insurance shall be with financially sound and reputable insurance companies acceptable to the Required Lenders (it being agreed that, as of the Closing Date, each of Hartford Fire Insurance Company and ACE American Insurance Company is acceptable to the Required Lenders) and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to the Required Lenders (it being agreed that the amount, adequacy, and scope of the policies of insurance of Borrower in effect as of the Closing Date are acceptable to the Required Lenders). All property insurance policies covering the Collateral are to be made payable to Collateral Agent for the benefit of the Lender Group, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Collateral Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Collateral Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Collateral Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Collateral Agent of the exercise of any right of cancellation. If Borrower or its Subsidiaries fail to maintain such insurance, the Required Lenders may arrange for such insurance, but at Borrower’s expense and without any responsibility on the Required Lenders’ part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrower shall give Agents prompt notice of any loss exceeding $250,000 covered by its or its Subsidiaries’ casualty or business interruption insurance. Upon the occurrence and the continuance of an Event of Default, Collateral Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.7. Inspection. Borrower will, and will cause each of its Subsidiaries to, permit any Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided an authorized representative of Borrower shall be allowed to be present) at such reasonable times and intervals as any Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Borrower and during regular business hours.

5.8. Compliance with Laws. Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.9. Environmental. Borrower will, and will cause each of its Subsidiaries to,

(a) Keep any property either owned or operated by Borrower or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b) Comply, in all material respects, with Environmental Laws and provide to Administrative Agent documentation of such compliance which Administrative Agent reasonably requests,

(c) Promptly notify Administrative Agent of any release of which Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and

(d) Promptly, but in any event within 5 Business Days of its receipt thereof, provide Administrative Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against Borrower or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority.

5.10. Disclosure Updates. Borrower will, promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Administrative Agent if any written information, exhibit, or report furnished to Administrative Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.11. Formation of Subsidiaries. Borrower will, at the time that any Loan Party forms any direct or indirect Subsidiary (other than an Immaterial Subsidiary) or acquires any direct or indirect Subsidiary (other than an Immaterial Subsidiary) after the Closing Date, within 10 Business Days of such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion) (a) cause such new Subsidiary to provide to Administrative Agent a joinder to the Guaranty and Security Agreement, together with such other security agreements (including mortgages with respect to any Real Property owned in fee of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Administrative Agent (including being sufficient to grant Collateral Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided, that the joinder to the Guaranty and Security Agreement, and such other security agreements shall not be required to be provided to Administrative Agent with respect to any Subsidiary of Borrower that is a CFC if providing such agreements would result in adverse tax consequences or the costs to the Loan Parties of providing such guaranty or such security agreements are unreasonably excessive (as determined by Administrative Agent in consultation with Borrower) in relation to the benefits to the Lender Group of the security or guarantee afforded thereby, (b) provide, or cause the applicable Loan Party to provide, to Collateral Agent a pledge agreement (or an addendum to the Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Administrative Agent; provided, that only 65% of the total outstanding voting Equity Interests of any first tier Subsidiary of Borrower that is a CFC (and none of the Equity Interests of any Subsidiary of such CFC) shall be required to be pledged if pledging a greater amount would result in adverse tax consequences or the costs to the Loan Parties of providing such pledge are unreasonably excessive (as determined by Administrative Agent in consultation with Borrower) in relation to the benefits to the Lender Group of the security afforded thereby (which pledge, if reasonably requested by Administrative Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (c) provide to Agents all other documentation, including one or more opinions of counsel reasonably satisfactory to Administrative Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, flood certification documentation, or other documentation with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document.

5.12. Further Assurances. Borrower will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of any Agent, execute or deliver to such Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that such Agent may reasonably request in form and substance reasonably satisfactory to Collateral Agent, to create, perfect, and continue perfected or to better perfect Collateral Agent’s Liens in all of the assets of Borrower and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Collateral Agent in any Real Property acquired by Borrower or any other Loan Party with a fair market value in excess of $2,500,000, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing shall not apply to any Subsidiary of Borrower that is a CFC if providing such documents would result in adverse tax consequences or the costs to the Loan Parties of providing such documents are unreasonably excessive (as determined by Administrative Agent in consultation with Borrower) in relation to the benefits to the Lender Group of the security afforded thereby. To the maximum extent permitted by applicable law, if Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, Borrower and each other Loan Party hereby authorizes each Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes each Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as any Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Borrower and its Subsidiaries, including all of the outstanding capital Equity Interests of Borrower’s Subsidiaries (subject to exceptions and limitations contained in the Loan Documents with respect to CFCs).

5.13. Lender Meetings. Borrower will, no less frequently than monthly, upon reasonable prior notice and subject to Section 17.9, hold a meeting (at a mutually agreeable location and time or, at the option of Administrative Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous month and the portion of the fiscal year then ended and the financial condition of Borrower and its Subsidiaries and the projections presented for the then-current fiscal month and such upcoming fiscal periods of Borrower as Administrative Agent may request.

5.14. Location of Equipment. Borrower will, and will cause each of its Subsidiaries to, keep its Equipment only at the locations identified on Schedule 4.24 and their chief executive offices only at the locations identified on Schedule 5.14; provided, that (a) Borrower may amend Schedule 4.24 or Schedule 5.14 so long as such amendment occurs by written notice to Administrative Agent not less than 10 days prior to the date on which such Equipment is moved to such new location or such chief executive office is relocated and so long as such new location is within the continental United States, and (b) Certificated Equipment may be moved within the United States.

5.15. [Intentionally Omitted].

5.16. Material Contracts. Borrower shall, and shall cause each of its Subsidiaries to maintain in full force and effect the Material Contracts and Borrower shall provide notice to Administrative Agent promptly, but in any event within 5 Business Days after the occurrence thereof, of any material amendments, supplements or other modifications to any Material Contract.

5.17. Excess Proceeds Under Indenture. Subject in all respects to Section 2.4(f)(ii), no less than thirty (30) days prior to the date that Borrower and its Subsidiaries shall have Excess Proceeds and/or Net Bond Proceeds that are expected to become Excess Proceeds in the aggregate in excess of $25,000,000, Borrower shall (A) either (i) repay Revolving Credit Agreement Obligations, as required by the Revolving Credit Agreement, (ii) repay Term Loans in accordance with Section 2.4(c) or (iii) apply such funds in accordance with clauses (2), (3) or (4) of Section 4.10(b) of the Bond Indenture and 2016 Bond Indenture (provided, that such application is not otherwise prohibited by this Agreement), in either case such that the result is that no such Excess Proceeds shall be used, and shall not be required to be used, to repurchase any of the Bonds or 2016 Bonds, and (B) deliver to Administrative Agent a certification by an Authorized Person that no such Excess Proceeds have or will be, and are not required to be, used to repurchase any of the Bonds or 2016 Bonds. Upon the request of Administrative Agent, Borrower shall deliver a report to Administrative Agent (i) describing each Asset Sale consummated since April 10, 2012 and the date of consummation thereof, (ii) setting forth the date of receipt and amount of Net Bond Proceeds in connection with each such Asset Sale, and (iii) setting forth the date and the application of the Net Bond Proceeds from each such Asset Sale in accordance with clauses (2), (3) or (4) of Section 4.10(b) of the Bond Indenture and Section 4.10(b) of the 2016 Bond Indenture. Not less than one hundred (120) days prior to the date that any Net Bond Proceeds of Asset Sales would become Excess Proceeds, Borrower shall provide written notification thereof to Administrative Agent, together with a certification by an Authorized Person certifying the amount of such Net Bond Proceeds that shall become Excess Proceeds.

6.	NEGATIVE COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

6.1. Indebtedness. Borrower will not, and will not permit any of its Subsidiaries to create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2. Liens. Borrower will not, and will not permit any of its Subsidiaries to create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3. Restrictions on Fundamental Changes. Borrower will not, and will not permit any of its Subsidiaries to,

(a) Other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger between Loan Parties, provided, that Borrower must be the surviving entity of any such merger to which it is a party, (ii) any merger between a Loan Party and a Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger, and (iii) any merger between Subsidiaries of Borrower that are not Loan Parties,

(b) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Borrower that is not a Loan Party (other than any such Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Collateral Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of Borrower that is not liquidating or dissolving, or

(c) suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction permitted under Section 6.4.

6.4. Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.9, Borrower will not, and will not permit any of its Subsidiaries to convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of its or their assets.

6.5. Nature of Business. Borrower will not, and will not permit any of its Subsidiaries to make any change in the nature of its or their business as described in Schedule 6.5 or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, that the foregoing shall not prevent Borrower and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.

6.6. Prepayments and Amendments. Borrower will not, and will not permit any of its Subsidiaries to,

(a) Except in connection with Refinancing Indebtedness permitted by Section 6.1,

(i) optionally prepay, redeem, defease, purchase or otherwise acquire any Indebtedness of Borrower or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Revolving Credit Agreement Obligations and (C) Permitted Intercompany Advances,

(ii) optionally prepay, redeem, defease, purchase, or otherwise acquire any Bond Debt or 2016 Bond Debt, or

(iii) make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or

(b) Directly or indirectly, amend, modify, or change any of the terms or provisions of

(i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) Indebtedness permitted under clauses (c), (h), (j) and (k) of the definition of Permitted Indebtedness and (D) the Revolving Credit Agreement unless in the case of this clause (D) such amendment, modification or change is in contravention of the Intercreditor Agreements, or

(ii) the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.

6.7. Restricted Payments. Borrower will not, and will not permit any of its Subsidiaries to make any Restricted Payment; provided, that, so long as it is permitted by law, and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Borrower may make distributions to former employees, officers, or directors of Borrower (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Borrower on account of repurchases of the Equity Interests of Borrower held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of Borrower.

6.8. Accounting Methods. Borrower will not, and will not permit any of its Subsidiaries to modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

6.9. Investments. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.

6.10. Transactions with Affiliates. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of Borrower or any of its Subsidiaries except for:

(a) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Borrower or its Subsidiaries, on the one hand, and any Affiliate of Borrower or its Subsidiaries, on the other hand, so long as such transactions (i) are fully disclosed to Administrative Agent prior to the consummation thereof, (ii) do not involve one or more payments by Borrower or its Subsidiaries in excess of $2,500,000 for any single transaction or series of related transactions, and (iii) are no less favorable, taken as a whole, to Borrower or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,

(b) so long as it has been approved by Borrower’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of Borrower or its applicable Subsidiary,

(c) so long as it has been approved by Borrower’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of Borrower and its Subsidiaries in the ordinary course of business and consistent with industry practice, and

(d) transactions permitted by clause (p) of the definition of “Permitted Investment”, and transactions permitted by Section 6.3 or Section 6.7, or any Permitted Intercompany Advance.

Notwithstanding anything contained in the Loan Documents to the contrary, no Loan Party shall make an Investment in, sell, lease, license, assign, contribute or otherwise transfer any assets to, make any distributions or payments to, or otherwise engage in, or enter into, any transaction with, any Immaterial Subsidiary, which involves in excess of $100,000 in any fiscal year for all such Investments, transfers, distributions, payments and transactions with all Immaterial Subsidiaries.

6.11. Use of Proceeds. Borrower will not, and will not permit any of its Subsidiaries to use the proceeds of any loan made hereunder for any purpose other than (a) on the Closing Date, to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including the repurchase, redemption, prepayment or other acquisition of any Bond Debt; provided, however, that no part of the proceeds of the loans made to Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors).

6.12. Limitation on Issuance of Equity Interests. Except for the issuance or sale of Qualified Equity Interests by Borrower, Borrower will not, and will not permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance or sale of any of its Equity Interests.

6.13. Immaterial Subsidiaries. Borrower will not permit any Immaterial Subsidiary to (a) own any assets (other than assets of a de minimis nature), (b) have any liabilities (other than liabilities of a de minimis nature), or (c) engage in any business activity.

6.14. Capital Expenditures. Borrower will not, and will not permit any of its Subsidiaries to make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business (x) for the fiscal years ending December 31, 2016 and December 31, 2017, in an aggregate amount for Borrower and its subsidiaries not exceeding $7,500,000 during such fiscal year, and (y) for each fiscal year ending thereafter, in an aggregate amount for Borrower and its subsidiaries not exceeding $10,000,000 during such fiscal year.

6.15. Compensation. Borrower will not, and will not permit any of its Subsidiaries to pay or otherwise compensate Mark D. Johnsrud (including in the form of a salary, or a bonus award or other incentive compensation, and regardless of whether such compensation is paid in cash or in kind) in his capacity as chief executive officer of the Borrower or otherwise, except that, beginning with the fiscal year ending December 31, 2017, Borrower and its Subsidiaries may, in the aggregate, award Mark D. Johnsrud an annual salary not exceeding $700,000.

6.16. MIP Term Sheet. Borrower will not, and will not permit any of its Subsidiaries or representatives to modify any terms of the MIP Program in a manner materially more favorable to the participants therein or materially more costly to Borrower than those set forth in the MIP Term Sheet; provided that the common shares of Borrower available for issuance under the MIP Program shall not in any event exceed 10% of the common shares of Borrower outstanding on a fully-diluted basis.

7.	FINANCIAL COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrowers will:

(a) Minimum EBITDA. Achieve EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$2,117,000	For the 4 month period ending April 30, 2016
$3,316,000	For the 5 month period ending May 31, 2016
$4,858,000	For the 6 month period ending June 30, 2016

Applicable Amount	Applicable Period
$6,933,000	For the 7 month period ending July 31, 2016
$9,036,000	For the 8 month period ending August 31, 2016
$11,171,000	For the 9 month period ending September 30, 2016
$13,354,000	For the 10 month period ending October 31, 2016
$15,565,000	For the 11 month period ending November 30, 2016
$17,850,000	For the 12 month period ending December 31, 2016, and for each 12 month period ending each month thereafter

8.	EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1. Payments. If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Loans;

8.2. Covenants. If any Loan Party or any of its Subsidiaries:

(a) fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.6, 5.1, 5.2, 5.3 (solely if Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if Borrower refuses to allow Administrative Agent or its representatives or agents to visit Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrower’s affairs, finances, and accounts with officers and employees of Borrower), 5.10, 5.11, 5.13, 5.14 or 5.17 of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 7 of the Guaranty and Security Agreement;

(b) fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if Borrower is not in good standing in its jurisdiction of organization), 5.4, 5.5, 5.8, and 5.12 of this Agreement and such failure continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower or (ii) the date on which written notice thereof is given to Borrower by Administrative Agent; or

(c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower or (ii) the date on which written notice thereof is given to Borrower by Administrative Agent;

8.3. Judgments. If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $10,000,000, or more (except to the extent covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4. Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;

8.5. Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6. Default Under Other Agreements. If there is (a) a default under the Bond Documents; (b) a default under the 2016 Bond Documents; (c) a default under the Revolving Credit Agreement Documents; (d) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $7,500,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder; or (e) a default in or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party involving an aggregate amount of $7,500,000 or more;

8.7. Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Administrative Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

8.8. Guaranty. If the obligation of any Guarantor under the guaranty contained in the Guaranty and Security Agreement is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);

8.9. Security Documents. If Guaranty and Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens or the interests of lessors under Capital Leases, first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement or (b) as the result of an action or failure to act on the part of any Agent;

8.10. Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of any Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document; or

8.11. Change of Control. A Change of Control shall occur.

9.	RIGHTS AND REMEDIES.

9.1. Rights and Remedies. Upon the occurrence and the continuation of an Event of Default, Agents may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower;

(b) declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with any obligation of any Term Lender to make Term Loans; and

(c) exercise all other rights and remedies available to Agents or the Lenders under the Loan Documents, under applicable law, or in equity.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the

Obligations, inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrower shall automatically be obligated to repay all of such Obligations in full (including Borrower being obligated to provide, without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Borrower).

9.2. Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.	WAIVERS; INDEMNIFICATION.

10.1. Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

10.2. The Lender Group’s Liability for Collateral. Borrower hereby agrees that: (a) so long as each Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

10.3. Indemnification. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agents (but not the Lenders) relative to disputes between or among Administrative Agent or Collateral Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, other than any Taxes that represent liabilities, fines, costs, penalties or damages arising from any non-Tax claim), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan

Document, the making of any Loans hereunder, or the use of the proceeds of the Loans provided hereunder (irrespective of whether any Loan Party or Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding and subject to Section 15.2, Borrower shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON. THE PROVISIONS OF THIS SECTION 10.3 SHALL SURVIVE THE RESIGNATION OR TERMINATION OF ANY AGENT AND TERMINATION OF THIS AGREEMENT.

11.	NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Borrower, Administrative Agent or Collateral Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Borrower:	NUVERRA ENVIRONMENTAL SOLUTIONS, INC. 14624 North Scottsdale Road, Suite 300 Scottsdale, Arizona 85254 Attn: Chief Financial Officer Fax No. (602) 903-7806

with copies to:	SQUIRE PATTON BOGGS (US) LLP 1 E. Washington Street, Suite 2700 Phoenix, Arizona 85004 Attn: Matthew Holman, Esq. Fax No. (602) 253-8129

If to Administrative Agent:

WILMINGTON SAVINGS FUND SOCIETY, FSB

500 Delaware Avenue

Wilmington, DE 19801

Attention: Corporate Trust

Reference: Nuverra Environmental Solutions, Inc. Term Loan Credit Agreement

Facsimile: 302-421-9137

with copies to:	MORRISON & FOERSTER LLP 250 West 55th Street New York, NY 10019-9601 Attn: Jon Levine, Esq. Fax No. 212-468-7900

If to Collateral Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION 1100 Abernathy Road, Suite 1600 Atlanta, Georgia 30328 Attn: Account Manager - Nuverra Fax No. (866) 358-0879

with copies to:	GOLDBERG KOHN LTD. 55 East Monroe Street, Suite 3300 Chicago, Illinois 60603 Attn: Gary Zussman, Esq. Fax No. (312) 332-2196

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER

OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING BANK, OR ANY

AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1. Assignments and Participations.

(a) (i) Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with prior written notice to Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) no assignment may be made to a natural person;

(B) no assignment may be made to a Loan Party or an Affiliate of a Loan Party;

(C) the amount of the Term Loans, Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Administrative Agent) shall be in a minimum amount (unless waived by Administrative Agent) of $100,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $100,000);

(D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(E) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Acceptance; provided, that Borrower and Administrative Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Administrative Agent by such Lender and the Assignee;

(F) unless waived by Administrative Agent, the assigning Lender or Assignee has paid to Administrative Agent, for Administrative Agent’s separate account, a processing fee in the amount of $3,500;

(G) the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire in a form approved by Administrative Agent (the “Administrative Questionnaire”); and

(H) no Lender may assign or participate any portion of its Term Loans, Commitments or other rights and obligations hereunder and under the other Loan Documents to a Person that is not a Lender (a “Third Party Assignee”) unless such assignment or participation is expressly permitted under this subsection (H). If a Lender (the “Assigning Lender”) shall have made an offer (the “Offer”) to all other Lenders (the “Non-Assigning Lenders”), offering such Non-Assigning Lenders the opportunity to acquire or participate in a certain amount (the “Offer Amount”) of such Lender’s Term Loans, Commitments and other rights and obligations at a certain price specified in such Offer (the “Offer Price”) then, except to the extent that prior to the fifth Business Day following such Offer one or more of the Non-Assigning Lenders shall have agreed to acquire or participate in, as applicable, the Offer Amount of the Term Loans, Commitments or other rights and obligations hereunder and under the other Loan Documents at the Offer Price, the Assigning Lender shall be permitted for a period of sixty (60) days following delivery of the Offer to assign or participate an aggregate amount of its Term Loans, Commitments or other rights and obligations hereunder and under the other Loan Documents in an aggregate amount equal to the Offer Amount at the Offer Price to any Third Party Assignee. If no assignment or participation, as the case may be, occurs within such 60-day period, the Assigning Lender shall comply with the provisions of this subsection (H) with respect to such unassigned and unsold Obligations.

(b) From and after the date that Administrative Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Administrative Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon Administrative Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may, subject in any event to compliance with the right of first offer provisions of Section 13.1(a)(ii)(H), at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Administrative Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrower hereunder (other than amounts payable to a Participant pursuant to Section 16 of this Agreement) shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Administrative Agent, Borrower, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(h) Administrative Agent (as a non-fiduciary agent on behalf of Borrower) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Term Loans (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of the Term Loans to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrower shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Term Loans to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrower, shall maintain a register comparable to the Register.

(i) In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrower, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

(j) Administrative Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register to the extent it has one) available for review by Borrower from time to time as Borrower may reasonably request.

13.2. Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by Borrower is required in connection with any such assignment.

14.	AMENDMENTS; WAIVERS.

14.1. Amendments and Waivers.

(a) No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(i) increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(c),

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders)),

(iv) amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v) amend, modify, or eliminate Section 3.1 or 3.2,

(vi) amend, modify, or eliminate Section 15.11,

(vii) other than as permitted by Section 15.11, release Collateral Agent’s Lien in and to any of the Collateral,

(viii) amend, modify, or eliminate the definitions of “Required Lenders” or “Pro Rata Share”,

(ix) contractually subordinate any of Collateral Agent’s Liens,

(x) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,

(xi) amend, modify, or eliminate any of the provisions of Section 2.4(b)(i) or (ii), or

(xii) amend, modify, or eliminate any of the provisions of Section 13.1 with respect to assignments to, or participations with, Persons who are Loan Parties or Affiliates of Loan Parties.

(b) No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,

(i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Administrative Agent and Borrower (and shall not require the written consent of any of the Lenders),

(ii) any provision of Section 15 pertaining to any Agent, or any other rights or duties of any Agent under this Agreement or the other Loan Documents, without the written consent of such Agent, Borrower, and the Required Lenders, and

(c) Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender or Section 14.1(a)(iv) but only if such amendment, waiver, modification, elimination or consent of such Section 14.1(a)(iv) is in respect of an amendment, modification or elimination of Section 14.1(a)(i) through (iii) that affects such Lender.

14.2. Replacement of Certain Lenders.

(a) If (i) any action to be taken by the Lender Group or any Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrower or Administrative Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including all interest, fees and other amounts that may be due in payable in respect thereof). If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Administrative Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Administrative Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Term Loans.

14.3. No Waivers; Cumulative Remedies. No failure by any Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by any Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by any Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by any Agent or any Lender on any occasion shall affect or diminish each Agent’s and each Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement. Each Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that any Agent or any Lender may have.

15.	AGENT; THE LENDER GROUP.

15.1. Appointment and Authorization of Agents. Each Lender hereby designates and appoints Wilmington as its administrative agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Administrative Agent, in such capacity, to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Lender hereby designates and appoints Wells Fargo as its collateral agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Collateral Agent, in such capacity, to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Collateral Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Agent agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 15. The provisions of this Section 15 are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other party shall have rights as a third-party beneficiary of any of such provisions. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes Collateral Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Lenders agree that each Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that each Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to any Agent, Lenders agree that Administrative Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents to which it is a party, (c) make Term Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Administrative Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Administrative Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to any Agent, Lenders agree that Collateral Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents to which it is a party, (d) receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as such Collateral Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Collateral Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2. Delegation of Duties. Any Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney in fact except to the extent that a court of competent jurisdiction determines in a final and nonappealable order that the Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such agent(s) or attorney(s) in fact.

15.3. Liability of Agents. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Borrower or its Subsidiaries.

15.4. Reliance by Agents. Any Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by such Agent. Any Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless such Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable. If any Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Any Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

15.5. Notice of Default or Event of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to such Agent for the account of the Lenders and, except with respect to Events of Default of which such Agent has actual knowledge, unless such Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Each Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which such Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and each Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, each Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until an Agent has received any such request, each Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by an Agent, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges that no Agent has any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender with any credit or other information with respect to Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into an Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

15.7. Costs and Expenses; Indemnification. Each Agent may incur and pay Lender Group Expenses to the extent such Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse an Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Each Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by such Agent to reimburse such Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event any Agent is not reimbursed for such costs and expenses by Borrower or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to such Agent such Lender’s ratable thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Term Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse any Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that such Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

15.8. Agents in Individual Capacity. Each of Wells Fargo, Wilmington and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Wells Fargo and Wilmington were not Agents hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Wells Fargo, Wilmington and their respective Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver each Agent will use its reasonable best efforts to obtain), no Agent shall be under any obligation to provide such information to them.

15.9. Successor Agents. Each Agent may resign as an Agent upon 30 days (10 days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrower (unless such notice is waived by Borrower or an Event of Default exists). In addition, the Required Lenders may remove or terminate any Agent upon not less than 10 days’ written notice to such Agent and Borrower (unless such notice is waived by Borrower or an Event of Default exists). If any Agent resigns or is terminated, as the case may be, under this Agreement, the Required Lenders shall be entitled to appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation or termination, as the case may be, of Agent, the Required Lenders may appoint a successor Agent from among the Lenders or such other Person as the Required Lenders shall select. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as an Agent shall be terminated. After any retiring Agent’s resignation or termination, as the case may be, hereunder as an Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor Agent has accepted appointment as Administrative Agent or Collateral Agent, as applicable, by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10. Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances, such Lender shall not be under any obligation to provide such information to them.

15.11. Collateral Matters.

(a) The Lenders hereby irrevocably authorize Collateral Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Collateral Agent that the sale or disposition is permitted under Section 6.4 (and Collateral Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which neither Borrower nor its Subsidiaries owned any interest at the time Collateral Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to Borrower or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11. The Loan Parties and the Lenders hereby irrevocably authorize each Agent, based upon the instruction of the Required Lenders, to (a) consent to, credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by an Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of an Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of an Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) each Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith such Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. Except as provided above, no Agent will execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Collateral Agent or Borrower at any time, the Lenders will confirm in writing Collateral Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Collateral Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Collateral Agent’s opinion, could expose Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrower in respect of) any and all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorize Collateral Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Collateral Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness.

(b) Collateral Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given Collateral Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Collateral Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise expressly provided herein.

15.12. Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of Administrative Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or its Subsidiaries or any deposit accounts of Borrower or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from an Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender’s Pro Rata Share of all such distributions by Administrative Agent, such Lender promptly shall (A) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13. Agency for Perfection. Collateral Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Collateral Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefor shall deliver possession or control of such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions.

15.14. Payments by Agents to the Lenders. All payments to be made by an Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to such Agent. Concurrently with each such payment, each Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15. Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Administrative Agent and Collateral Agent to enter into this Agreement and the other Loan Documents to which it is a party. Each member of the Lender Group agrees that any action taken by an Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by any Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

15.16. [Intentionally Omitted].

15.17. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Administrative Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

16.	WITHHOLDING TAXES.

16.1. Payments. All payments by or on account of any obligation of any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any present or future Indemnified Taxes, and in the event any deduction or withholding of Indemnified Taxes is required, Borrower shall comply with the next sentence of this Section 16.1. If any Indemnified Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein. The Borrower shall indemnify Administrative Agent and each Lender and Participant, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 16.1) payable or paid by such Agent, Lender or Participant or required to be withheld or deducted from a payment to such Agent, Lender or Participant and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Borrower will furnish to Administrative Agent as promptly as possible after the date the payment of any Indemnified Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower agrees to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.

16.2. Exemptions.

(a) If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Administrative Agent, to deliver to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:

(i) if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section

864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN-E or Form W-8IMY (with proper attachments);

(ii) if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN-E;

(iii) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or

(v) a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

(b) Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so. Each Lender or Participant shall promptly notify Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(c) If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Administrative Agent, to deliver to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, that nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so. Each Lender and each Participant shall promptly notify Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d) If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower, such Lender or Participant agrees to notify Administrative Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower. To the extent of such percentage amount, Administrative Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.2(a) or 16.2(c) as no longer valid. With respect to such percentage amount, such Assignee (or assignee Participant) may provide new documentation, pursuant to Section 16.2(a) or 16.2(c), if applicable. Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

16.3. Reductions.

(a) If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Administrative Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 16.2(a) or 16.2(c) are not delivered to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation), then Administrative Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(b) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Administrative Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Administrative Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Administrative Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

16.4. Refunds. If Administrative Agent or a Lender reasonably determines that it has received a refund of any Indemnified Taxes to which Borrower has paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrower (but only to the extent of payments made, or additional amounts paid, by Borrower under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Administrative Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that Borrower, upon the request of Administrative Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Administrative Agent hereunder) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrower or any other Person.

17.	GENERAL PROVISIONS.

17.1. Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower, Administrative Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5. [Intentionally Omitted].

17.6. Debtor-Creditor Relationship. The relationship between the Lenders and Agents, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7. Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8. Revival and Reinstatement of Obligations; Certain Waivers. If any member of the Lender Group repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Collateral Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Collateral Agent’s Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Collateral Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability.

17.9. Confidentiality.

(a) Agents and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agents and the Lenders in a confidential manner, and shall not be disclosed by Agents and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrower, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agents or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, any Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than Borrower, any Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrower with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b) Anything in this Agreement to the contrary notwithstanding, Agents and Lenders may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Agents or Lenders.

(c) The Loan Parties hereby acknowledge that Administrative Agent or its Affiliates may make available to the Lenders materials or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Administrative Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Administrative Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

17.10. Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid and so long as the Commitments have not expired or been terminated.

17.11. Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Patriot Act. In addition, if any Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, and Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrower.

17.12. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.13. No Setoff. All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense.

17.14. Intercreditor Agreements. Each Agent and each Lender hereunder, by its acceptance of the benefits provided hereunder, (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Pari Passu Intercreditor Agreement, and (b) authorizes and instructs the Administrative Agent and Collateral Agent to enter into the Pari Passu Intercreditor Agreement as Administrative Agent and Collateral Agent, respectively, on behalf of each Lender. Each Agent and each Lender hereby agrees that the terms, conditions and provisions contained in this Agreement are subject to the Pari Passu Intercreditor Agreement and, in the event of a conflict between the terms of the Pari Passu Intercreditor Agreement and this Agreement, the terms of the Pari Passu Intercreditor Agreement shall govern and control. Each Agent and each Lender hereunder, by its acceptance of the benefits provided hereunder, (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Second Lien Intercreditor Agreement, and (b) authorizes and instructs the Collateral Agent to enter into the Second Lien Intercreditor Agreement as Collateral Agent on behalf of each Lender. Each Agent and each Lender hereby agrees that the terms, conditions and provisions contained in this Agreement are subject to the Second Lien Intercreditor Agreement and, in the event of a conflict between the terms of the Second Lien Intercreditor Agreement and this Agreement, the terms of the Second Lien Intercreditor Agreement shall govern and control.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWER:	NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation

	By:	/s/ Mark D. Johnsrud
	Name:	Mark D. Johnsrud
	Title:	Chairman and Chief Executive Officer

Signature Page to Credit Agreement

WILMINGTON SAVINGS FUND SOCIETY, FSB as Administrative Agent

By:	/s/ Geoffrey J. Lewis
Name:	Geoffrey J. Lewis
Title:	Vice President

Signature Page to Credit Agreement

ASCRIBE II INVESTMENTS LLC, as a Lender

By:	/s/ Lawrence First
Name:	Lawrence First
Title:	Managing Director

ASCRIBE III INVESTMENTS LLC, as a Lender

By:	/s/ Lawrence First
Name:	Lawrence First
Title:	Managing Director

Signature Page to Credit Agreement

ECF VALUE FUND, LP, as a Lender

By:	/s/ Jeff Gates
Name:	Jeff Gates
Title:	Managing Partner of the General Partner

Signature Page to Credit Agreement

ECF VALUE FUND II, LP, as a Lender

By:	/s/ Jeff Gates
Name:	Jeff Gates
Title:	Managing Partner of the General Partner

Signature Page to Credit Agreement

ECF VALUE FUND INTERNATIONAL MASTER, LP, as a Lender

By:	/s/ Jeff Gates
Name:	Jeff Gates
Title:	President and Investment Manager

Signature Page to Credit Agreement

EXHIBIT A-1

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of                      between                      (“Assignor”) and                      (“Assignee”). Reference is made to the Agreement described in Annex I hereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1. In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Guarantor or the performance or observance by Borrower or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrower to Assignor with respect to Assignor’s share of the Term Loans assigned hereunder, as reflected on Assignor’s books and records.

3. The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon any Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is an Eligible Transferee; (d) appoints and authorizes the each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; [and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.]

4. Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Administrative Agent for recording by the Administrative Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Administrative Agent for its sole and separate account a processing fee in the amount of $3,500 and (c) the date specified in Annex I.

5. As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Article 15 and Section 17.9(a) of the Credit Agreement.

6. Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Administrative Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7. This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8. THIS ASSIGNMENT AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR]
as Assignor

By
Name:
Title:

[NAME OF ASSIGNEE]
as Assignee

By
Name:
Title:

Signature Page to assignment and Acceptance Agreement

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Borrower: Nuverra Environmental Solutions, Inc., a Delaware corporation

2.	Name and Date of Credit Agreement:

Term Loan Credit Agreement dated as of April 15, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Borrower, the lenders party thereto as “Lenders”, and Wilmington Savings Fund Society, FSB (“Wilmington”), as administrative agent for each member of the Lender Group.

3.	Date of Assignment Agreement:

4.	Assigned Amount of Term Loans:	$

5.	Settlement Date:

6.	Purchase Price:	$

7.	Notice and Payment Instructions, etc.:

Assignee:	Assignor:

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

[on Borrower’s letterhead]

To:	WILMINGTON SAVINGS FUND SOCIETY, FSB, as Administrative Agent

500 Delaware Avenue

Wilmington, DE 19801

Attention: Corporate Trust

Reference: Nuverra Environmental Solutions, Inc. Term Loan Credit Agreement

Facsimile: 302-421-9137

Re:	Compliance Certificate dated , 20

Ladies and Gentlemen:

Reference is made to that certain Term Loan Credit Agreement dated as of April 15, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Nuverra Environmental Solutions, Inc., a Delaware corporation, as borrower (“Borrower”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), and Wilmington Savings Fund Society, FSB (“Wilmington”), as administrative agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to Section 5.1 of the Credit Agreement, the undersigned officer of Borrower hereby certifies as of the date hereof that:

1. The financial information of Borrower and its Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for year-end audit adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Borrower and its Subsidiaries as of the date set forth therein.

2. Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and financial condition of Borrower and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Section 5.1 of the Credit Agreement.

3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, in each case specifying the nature and period of existence thereof and what action Borrower and/or its Subsidiaries have taken, are taking, or propose to take with respect thereto.

4. Except as set forth on Schedule 3 attached hereto, the representations and warranties of Borrower and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date.

5. As of the date hereof, Borrower and its Subsidiaries are in compliance with the covenant contained in Section 7 of the Credit Agreement as demonstrated on Schedule 4 hereof.

6. [Attached hereto as Schedule 5 is a calculation of Excess Cash Flow for the fiscal year ending on the date of the audited financial statements attached to Schedule I and a statement of the Permissible ECF Application Amount as of the date hereof.]

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this      day of             ,         .

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.
a Delaware corporation, as Borrower

By:
Name:
Title:

SCHEDULE 1

Financial Information

SCHEDULE 2

Default or Event of Default

SCHEDULE 3

Representations and Warranties

SCHEDULE 4

Financial Covenant

Minimum EBITDA.

Borrower’s EBITDA, measured on a month-end basis, for the          month period ending                  , 20    , is $        , which amount [is/is not] greater than or equal to the amount set forth in Section 7(a) of the Credit Agreement for the corresponding period.

SCHEDULE 5

Excess Cash Flow

EXHIBIT P-1

FORM OF PERFECTION CERTIFICATE

Reference is hereby made to (a) that certain Term Loan Credit Agreement dated as of April 15, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Nuverra Environmental Solutions, Inc., a Delaware corporation (“Borrower”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), and Wilmington Savings Fund Society, FSB (“Wilmington”), in its capacity as administrative agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), and (b) that certain Guaranty and Security Agreement dated as of April 15, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty and Security Agreement”) by and among Borrower, the Subsidiaries of Borrower parties thereto as “Grantors”, Administrative Agent and Wells Fargo Bank, National Association, as collateral agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent” and, together with the Administrative Agent, the “Agents” and each, an “Agent”).

All initially capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement (including Schedule 1.1 thereto). Any terms (whether capitalized or lower case) used in this Perfection Certificate that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. As used herein, the term “Loan Parties” shall mean the “Loan Parties” as that term is defined in the Credit Agreement and “Code” shall mean the “Code” as that term is defined in the Guaranty and Security Agreement.

The undersigned, the             1 of             , hereby certifies (in my capacity as                      and not in my individual capacity) to each Agent and each other member of the Lender Group as follows as of                  , 2016:

1. Names.

(a) The exact legal name of each Loan Party, as such name appears in its certified certificate of incorporation, articles of incorporation, certificate of formation, or any other organizational document, is set forth in Schedule 1(a). Each Loan Party is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Loan Party that is a registered organization, the Federal Taxpayer Identification Number of each Loan Party and the jurisdiction of formation of each Loan Party. Each Loan Party has qualified to do business in and is in good standing in the states listed on Schedule 1(a).

[1]	Insert appropriate officer(s), as applicable.

(b) Set forth in Schedule 1(b) hereto is a list of any other legal names each Loan Party has had in the past five years, together with the date of the relevant name change.

(c) Set forth in Schedule 1(c) is a list of all other names used by each Loan Party in connection with any business or organization to which such Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise or on any filings with the Internal Revenue Service, in each case, at any time in the past five years. Except as set forth in Schedule 1(c), no Loan Party has changed its jurisdiction of organization at any time during the past four months.

2. Chief Executive Offices and Other Collateral Locations. The chief executive office of each Loan Party is located at the address set forth in Schedule 2 hereto, and except as otherwise listed, such chief executive office has not been located at any other address during the past five (5) years. Schedule 2 hereto sets forth all of the locations where each Loan Party maintains (or within the past four months has maintained) any equipment, inventory or other tangible personal property.

3. Real Property.

(a) Attached hereto as Schedule 3(a) is a list of all (i) Real Property (as defined in the Guaranty and Security Agreement, and including any Real Property leased by such Loan Party) of each Loan Party, (ii) filing offices for any mortgages encumbering the Real Property or to encumber, the Real Property as of the Closing Date, (iii) common names, addresses and uses of each parcel of Real Property (stating improvements located thereon) and (iv) other information relating thereto required by such Schedule. Except as described on Schedule 3(a) attached hereto: (A) no Loan Party has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 3(a) and (B) no Loan Party has any leases which require the consent of the landlord, tenant or other party thereto to the transactions contemplated by the Loan Documents.

(b) Schedule 3(b) sets forth all third parties (“Bailees”) with possession of any Collateral (including inventory and equipment) of the Loan Parties, including the name and address of such Bailee, a description of the inventory and equipment in such Bailee’s possession and the location of such inventory and equipment (if none please so state).

(c) Schedule 3(c) sets forth a list of all water rights owned or used by the Loan Parties in connection with the operation of any Mortgaged Property.

4. Extraordinary Transactions. Except for those purchases, mergers, acquisitions, consolidations, and other transactions described on Schedule 4 attached hereto, during the preceding five (5) year period all of the Collateral has been originated by each Loan Party in the ordinary course of business or consists of goods which have been acquired by such Loan Party in the ordinary course of business from a person in the business of selling goods of that kind.

5. File Search Reports. Attached hereto as Schedule 5 is a true and accurate summary of certified file search reports from (a) the Uniform Commercial Code filing offices (i)

in each jurisdiction of formation identified in Section 1(a) and in each location identified Section 2 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 3 relating to any of the transactions described in Schedule 1(c) or Schedule 4 with respect to each legal name of the person or entity from which each Loan Party purchased or otherwise acquired any assets and (b) each filing office in each real estate recording office identified on Schedule 3(a) for any Real Property Collateral. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to Agents.

6. UCC Filings. The financing statements (duly authorized by each Loan Party constituting the debtor therein), including the indications of the collateral, attached as Schedule 6 relating to the Guaranty and Security Agreement or the Real Property, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.

7. Schedule of Filings. Attached hereto as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 11(c) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral (as defined in the Guaranty and Security Agreement) granted, assigned or pledged to Collateral Agent pursuant to the Guaranty and Security Agreement or any other Loan Document. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted, assigned or pledged to Collateral Agent pursuant to the Loan Documents.

8. Termination Statements. Attached hereto as Schedule 8 are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8 hereto with respect to each Lien described therein.

9. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 9(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, Equity Interests of each Loan Party and its Subsidiaries and the record and beneficial owners of such Equity Interests. Also set forth on Schedule 9(a), is each equity investment of each Loan Party that represents 50% or less of the equity of the entity in which such investment was made. Attached hereto as Schedule 9(b) is a true and correct organizational chart of Borrower and its Subsidiaries.

10. Instruments and Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of Indebtedness held by each Loan Party as of                  , 2016 having an aggregate value or face amount in excess of $250,000 including all intercompany notes between or among any two or more Loan Parties or any of their Subsidiaries.

11. Intellectual Property.2

[2]	Include all US and non-US intellectual property owned by the Loan Parties.

(a) Schedule 11(a) provides a complete and correct list of all registered Copyrights (as defined in the Guaranty and Security Agreement) owned by any Loan Party, all applications for registration of Copyrights owned by any Loan Party, and all other Copyrights owned by any Loan Party and material to the conduct of the business of any Loan Party. Schedule 11(a) provides a complete and correct list of all Patents (as defined in the Guaranty and Security Agreement) owned by any Loan Party and all applications for Patents owned by any Loan Party. Schedule 11(a) provides a complete and correct list of all registered Trademarks (as defined in the Guaranty and Security Agreement) owned by any Loan Party, all applications for registration of Trademarks owned by any Loan Party, and all other Trademarks owned by any Loan Party and material to the conduct of the business of any Loan Party.

(b) Schedule 11(b) provides a complete and correct list of all Intellectual Property Licenses (as defined in the Guaranty and Security Agreement) entered into by any Loan Party pursuant to which (i) any Loan Party has provided any license or other rights in Intellectual Property (as defined in the Guaranty and Security Agreement) owned or controlled by such Loan Party to any other Person (other than non-exclusive software licenses granted in the ordinary course of business) or (ii) any Person has granted to any Loan Party any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Loan Party, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Loan Party;

(c) Attached hereto as Schedule 11(c) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office (as applicable) are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, United Patents, United States Copyrights and Intellectual Property Licenses set forth on Schedule 11(a) and Schedule 11(b), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of all commercial tort claims that exceed $250,000 held by each Loan Party, including a brief description thereof.

13. Deposit Accounts and Securities Accounts. Attached hereto as Schedule 13 is a true and complete list of all Deposit Accounts and Securities Accounts (each as defined in the Guaranty and Security Agreement) maintained by each Loan Party, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

14. Letter-of-Credit Rights. Attached hereto as Schedule 14 is a true and correct list of all letters of credit issued in favor of any Loan Party, as beneficiary thereunder, having an aggregate value or face amount in excess of $250,000.

15. Motor Vehicles. Attached hereto as Schedule 15 is a true and correct list of all motor vehicles and other goods (covered by certificates of title or ownership) having an aggregate fair market value in excess of $250,000 and owned by any Loan Party, and the owner and approximate fair market value of such motor vehicle.

16. Other Assets: A Loan Party owns the following kinds of assets:

Aircraft:	Yes	No
Vessels, boats or ships:	Yes	No

Railroad rolling stock:	Yes	No

If the answer is yes to any of these other types of assets, please describe on Schedule 16.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this      day of             , 2016.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

By:
Name:
Title:

HECKMAN WATER RESOURCES CORPORATION

By:
Name:
Title:

HECKMAN WATER RESOURCES (CVR), INC.

By:
Name:
Title:

1960 WELL SERVICES, LLC

By:
Name:
Title:

HECK WATER SOLUTIONS, LLC

By:
Name:
Title:

APPALACHIAN WATER SERVICES, LLC

By:
Name:
Title:

Signature Page to Perfection Certificate

BADLANDS POWER FUELS, LLC, a Delaware limited liability company

By:
Name:
Title:

BADLANDS POWER FUELS, LLC, a North Dakota limited liability company

By:
Name:
Title:

LANDTECH ENTERPRISES, L.L.C.

By:
Name:
Title:

BADLANDS LEASING, LLC

By:
Name:
Title:

IDEAL OILFIELD DISPOSAL, LLC

By:
Name:
Title:

NUVERRA TOTAL SOLUTIONS, LLC

By:
Name:
Title:

NES WATER SOLUTIONS, LLC

By:
Name:
Title:

Signature Page to Perfection Certificate

HECKMANN WOODS CROSS, LLC

By:
Name:
Title:

Signature Page to Perfection Certificate

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number[1]	Federal Taxpayer Identification Number	Jurisdiction of Formation

[1]	If none, so state.

Schedule 1(b)

Prior Names

Loan Party/Subsidiary	Prior Name	Date of Change

Schedule 1(c)

Chances in Corporate Identity; Other Names

Loan Party/Subsidiary	Name of Entity	Action	Date of Action	State of Formation	List of all Other Names Used on Any Filings with the Internal Revenue Service During Past Five Years

[Add Information required by Section 1 to the extent required by Section 1(c) of the Perfection Certificate]

Schedule 2

Chief Executive Offices1 and Other Collateral Locations

Loan Party/Subsidiary	Address	County	State

[1]	PLEASE INDICATE WHICH ADDRESS(ES) DENOTE(S) THE CHIEF EXECUTIVE OFFICE OF EACH LOAN PARTY

Schedule 3(a)

Real Property

Entity of Record	Common Name and Address	Owned, Leased or Other Interest	Landlord/ Owner if Leased or Other Interest	Description of Lease or Other Documents Evidencing Interest	Purpose/ Use	Improvements Located on Real Property	Legal Description	Encumbered or to be Encumbered by Mortgage	Filing Office for Mortgage	Option to, Purchase/Right of First Refusal
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[SEE EXHIBIT A- [ ] ATTACHE D HERETO]	[YES/NO]	[ ]	[YES/NO]

Schedule 3(a)

Real Property (cont.)

Required Consents; Loan Party Held Landlord/ Grantor Interests

I. Landlord’s / Tenant’s Consent Required

1. [LIST EACH LEASE OR OTHER INSTRUMENT WHERE LANDLORD’S / TENANT’S CONSENT IS REQUIRED].

II. Leases, Subleases, Tenancies, Franchise Agreements, Licenses or Other Occupancy Agreements Pursuant to which any Loan Party holds Landlord’s / Grantor’s Interest

1. [LIST EACH LEASE OR OTHER INSTRUMENT WHERE ANY LOAN PARTY HOLDS LANDLORD’S / GRANTOR’S INTEREST]

Schedule 3(b)

Bailees

Schedule 3(c)

Water Rights

Schedule 4

Transactions Other Than in the Ordinary Course of Business

Loan Party/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Schedule 5

Certified File Search Reports

Loan Party/Subsidiary	Search Report dated	Prepared by	Jurisdiction

See attached.

Schedule 6

Copy of Financing Statements To Be Filed

See attached.

Schedule 7

Filings/Filing Offices

Type of Filing[1]	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions

[1]	UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

Schedule 8

Attached hereto is a true copy of each termination statement filing duly acknowledged or otherwise identified by the filing officer.

Termination Statement Filings

Debtor	Jurisdiction	Secured Party	Type of Collateral	UCC-1 File Date	UCC-1 File Number

Schedule 9(a)

(a) Equity Interests of Loan Parties and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Schedule 9(b)

Organizational Chart

Schedule 10

Instruments and Chattel Paper

1.	Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2.	Chattel Paper:

Schedule 11(a)

Copyrights, Patents and Trademarks

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

OTHER COPYRIGHTS

Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Schedule 11(a)

Copyrights, Patents and Trademarks (cont.)

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

OTHER PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

Schedule 11(a)

Copyrights, Patents and Trademarks (cont.)

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

OTHER TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

Schedule 11(b)

Intellectual Property Licenses

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER, IF ANY	DESCRIPTION

Schedule 11(c)

Intellectual Property Filings

Schedule 12

Commercial Tort Claims

Schedule 13

Deposit Accounts and Securities Accounts

OWNER	TYPE OF ACCOUNT	BANK OR INTERMEDIARY	ACCOUNT NUMBERS

Schedule 14

Letter of Credit Rights

Schedule 15

Motor Vehicles

Schedule 16

Other Assets